                                  EXHIBIT 21

                             LIST OF SUBSIDIARIES

                                                                    Exhibit (21)


                          ROWE FURNITURE CORPORATION
                         AND WHOLLY-OWNED SUBSIDIARIES


                             LIST OF SUBSIDIARIES
                             --------------------


The Company has four wholly-owned subsidiaries:

(1)  Rowe Manufacturing, Inc., a Virginia Corporation
(2)  Rowe Properties, Inc., a California Corporation
(3)  Rowe ShowPlace, Inc., a Virginia Corporation
(4)  Rowe Worldwide, Inc., a US Virgin Islands Corporation